EXHIBIT 3.2



                             ARTICLES OF ASSOCIATION
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                                      -of-

                             KAYTY EXPLORATION LTD.
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                                    TABLE "A"

1. The regulations contained In Table A of the First Schedule of The Companies Act shall not apply to the Company.


                                 INTERPRETATION

2. In these Articles, including this clause, unless the context or subject matter requires a different meaning:-

     "Articles" means these Articles of Association as amended from time to time;

     "Annual General Meeting" means the regular General Meeting required by The Companies Act to be held annually;

     "Board" means the board of directors of the Company;

     "Company" means the above-named company; "Extraordinary General Meeting" means any General Meeting other than an Annual General Meeting;

     "General Meeting" means a meeting of the Shareholders;

     "Month" means calendar month;


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     "Register" means the register of members to be kept by the Company as required by The Companies Act;

     "Seal" means the corporate seal of the Company or any official facsimile of the same;

     "Secretary" and "Treasurer" include any person appointed temporarily or permanently to perform the respective duties of Secretary and Treasurer, or holding such offices jointly;

     "Shareholder" includes "member" and vice versa:

     "The Companies Act" means The Companies Act, R.S.A. 1970, Ch. 60, as amended from time to time or any statute or statutes substituted therefor and, in the case of any substitution, the reference in these Articles to non existing statutes shall be read as referring to the substitution thererfor in the new statute or statutes;

     words which have a special meaning assigned to them in The Companies Act have the same meaning in these Articles;

     words importing the singular number only include the plural and vice versa, words importing the masculine gender include the feminine gender and words importing persons include firms and corporations and vice versa.

3. The headings used throughout these Articles are inserted for reference purposes only; and are not to be considered or taken into account in construing the terms or provisions of any Article nor to be deemed in any way to qualify, modify or explain the effect of any such terms or provisions.


                                REGISTERED OFFICE

4. The Board from time to time may change the place within the Province at which the Registered Office is situate or fix the address of such Registered Office.


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                                     SHARES

5. The Board may allot or otherwise dispose of unissued shares of the capital of the Company, at such times, on such terms and conditions, in such manner and to such persons or class of persons, as the Board may from time to time by resolution determine. No such shares shall be issued otherwise than as fully paid and non-assessable.

                                   COMMISSION

6. The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional for any shares in the Company, at such rate of commission as the Board may prescribe but not to exceed twenty-five (25%) per cent of the price at which such shares are subscribed or agreed to be subscribed.

                                 LIEN ON SHARES

7. The Company shall have a first and paramount lien upon all the shares registered In the name of each Shareholder (whether solely or jointly with any others for :his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien (if any) upon such shares.

8. For the purpose of enforcing such lien. the Board may sell the shares subject thereto in such manner as it thinks fit, but no sale shall be made until seen time as the debt. liability or engagement ought to be paid, discharged or fulfilled, and until, a demand and notice in writing stating the amount due, and demanding payment, and giving notice of intention to sell in default shall have been served on the holder of the shares subject to the lien or the person, if any, entitled in consequence of the death or bankruptcy of such Shareholder to the share, and default shall have been made by him or them in payment or discharge of such debt, liability or engagement for seven (7) days after service of such notice.


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9.   Upon any sale made by the Bard of any shares to satisfy the lien of the
Company thereon, the proceeds shall be applied firstly, in payment of all costs of such sale and secondly, in satisfaction of the debts or obligations of the Shareholder to the Company and the residue (if any) shall be paid to the Shareholder or as he shall direct.

10. Upon any such sale enforcing a lien in purported exercise of the powers hereinbefore given, the Board may enter or cause to be entered the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after his name has been entered in the Register, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the same shall be in damages only and against the Company exclusively.

                               SHARE CERTIFICATES

11. Certificates for shares and the blank endorsement thereon shall be in such form as the Board may by resolution approve and such certificates shall be signed by the President or a Vice-President or a Director of the Company and also by the Secretary or an Assistant Secretary or another Director holding office at the time of signing; notwithstanding any change in the persons holding any of the said offices between the time of actual signing and the issuance of the certificate and notwithstanding that the officer signing may not have held office at the date of the issuance of any certificate, certificates so signed shall be valid and binding upon the Company.

12. Certificates for shares may also be issued bearing the notation that the same shall not be valid unless countersigned by a registrar and/or transfer agent duly appointed by the Board.

13. The signature of the President or a Vice-President may be engraved. lithographed or otherwise mechanically reproduced upon certificates for shares and certificates so signed shall be deemed to have been manually signed by the President or Vice-President whose signature is so engraved, lithographed or otherwise mechanically reproduced thereon, and shall be as valid to all intents and purposes as if they had been manually signed.


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14.  Where the Company has appointed a registrar and or transfer agent the signature of the Secretary or Assistant Secretary may also be engraved, lithographed or otherwise mechanically reproduced and, when countersigned by the registrar and or transfer agent, certificates so signed shall be deemed to have been manually signed by such Secretary or Assistant Secretary and shall be as valid to all intents and purposes as if they had been so manually signed.

15. If several persons are registered as the holders of any share, they shall be deemed to hold the same jointly. Any one of such persons may give effectual receipts for any dividend or return of capital payable to such joint holders. Where any shares are registered in the names of several persons, the Company shall not be bound to issue more than one certificate in respect thereof., and such certificate shall be delivered to the person first named on the Register

16. Only the person whose name stands first in the Register as one of the Joint holders of any share or shares shall be entitled to receive notices from the Company, or to attend or vote at meetings of the Company and any such notice given to such person shall be deemed notice to all the joint holders, but any one of such joint holders may be appointed as the proxy of the person entitled to vote on behalf of the said joint holders, and as such proxy entitled to attend and vote at General Meetings of the Company.

17. It any certificate be worn out, lent, stolen, defaced or destroyed it may be renewed on payment of one dollar ($1.00) or such other sum as the Board may prescribe, upon the person requiring a new certificate surrendering the worn out certificate, or giving such evidence of the loss, theft, defacement or destruction and such indemnity to the Company as the Board may require.

                       TRANSFER AND TRANSMISSION OF SHARES

18. Shares of the Company may be transferred in the form of transfer endorsed on the certificates issued for the shares of the Company or to any form of transfer which may be approved by the Board, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.


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19.  Every certificate for shares of which transfer is desired, accompanied by an instrument of transfer and such other evidence as the Board may require to prove the title of the transferor or his right to transfer the shares, shall for the purposes of registration be left at the office of the Company or at the office of any duly appointed transfer agent, as the case may be.

20. All Instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Board may decline to register shall. on demand, be returned to the person depositing the same.

21. The Board may decline to register or permit to be registered any transfer of shares where the holder thereof is indebted to the Company.

22. A fee not exceeding one dollar ($1.00) may be charged for each transfer and shall be paid before the registration thereof.

23. The executors or administrators of a deceased Shareholder (not being one of several joint holders), or, in the case of a Shareholder dying domiciled in s jurisdiction and under circumstances where probate or letters of administration are not required, the legatees or heirs of such deceased Shareholder shall be the only persons recognized by the Company as having any title to the shares registered in the name of such deceased Shareholder.

24. Any person becoming entitled to shares in consequence of the death, bankruptcy or insolvency of any member (herein referred to as the person entitled to transmission) shall within three (3) months of becoming so entitled, produce to the Company such evidence as may be reasonably required by the Board to prove his title and declare in writing his election, either to be himself registered as a Shareholder, or to have some other person, named by him, registered as a Shareholder.

25. If any person entitled to any shares by transmission shall give the required proof of his title and shall declare his election to be himself registered as a Shareholder, the Board may forthwith place his name on the Register in :expect of the said shares; or if such person as aforesaid, shall give the required proof, and nominate another person to be registered, the Board


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may forthwith place the name of the person so nominated on the Register in respect of the said shares.

26. The guardians of an infant Shareholder and the committee of a lunatic or mentally incompetent Shareholder may, upon, producing to the Board such evidence of their position as may be reasonably required, be placed upon the Register in respect of the shares held by such infant, lunatic or mentally incompetent Shareholder.

27. Until any person becoming entitled to shares by transmission shall have complied with the terms of these Articles, the Company may retain any dividend declared upon such shares, and shall not be bound to recognize the title of the person claiming under such transmission.

28. The Board shall have the same right to refuse to register the person entitled to any shares by reason of the death, bankruptcy, insolvency, lunacy. mental incompetence or infancy of any Shareholder or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

                              REGISTER OF TRANSFERS

29. The Board shall cause the Secretary or such other officers or officers as may be specially charged with that duty, or such other agent or agents as may from time to time be appointed for that purpose by the Board, to keep, at any place permitted by The Companies Act, a register of members in which shall be recorded particulars of every transfer of shares in the Capital of the Company and such other particulars as may be required by The Companies Act.

30. The Company may exercise the powers conferred by The Companies .Act and may cause to be kept in any one or more provinces, states or countries, a branch register or branch registers of members resident outside the Province of Alberta. The Company may, subject to The Companies Act, make such provision as the Board thinks fit respecting the keeping of such branch register or registers.

31. Entry of the transfer of any share in the Register, including any branch register, shall, for all purposes, constitute a complete and valid transfer and transfer of any share shall be valid unless entered in the Register
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or such branch register.


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32.  The Board may, on giving notice by advertisement in some newspaper circulating in the district in which the Registered Office is situate, close the Register for any time or times not exceeding in the whole thirty (30) days in each year. Likewise, the Board may, on giving notice in some newspaper circulating in the district in which any branch register is situate, close such branch register for any time or times not exceeding in the whole thirty (30) days in each year.

33. In lieu of providing for the closing of the Register and branch register or registers, if any, as provided in Article 32, the Board may, from time to time, fix a date (not exceeding thirty (30) days preceding the date of any General Meeting, or any dividend payment, or any date for the receipt or exercise of rights of subscription, exchange or conversion), as the record date for the determination of the Shareholders entitled to notice of and or to vote at such meeting or entitled to receive such dividends or receive or exercise such rights, as the case may be, and, in such case, only Shareholders of record on such date shall be entitled to notice of and/or vote at such meeting or to receive such dividends or receive or exercise such rights, as the case may be.

                               CHANGES OF CAPITAL

34. The Company by ordinary resolution of the Shareholders, or the Board by resolution, may

    (i) Increase the maximum price or consideration for which shares without nominal or par value may be issued, where such maximum price or consideration has been stated in the memorandum of association of the Company or these Articles;

    (ii) cancel shares that, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of the Company's share capital by the amount of the shares so cancelled or, in the case of the cancellation of shares without nominal or par value, by the number of shares so cancelled;

    (iii) cancel paid-up shares that are surrendered to the Company by way of gift, and, if the resolution so provides, diminish the amount of its share capital by the amount of the shares or, in the case of shares without nominal or par value, by the number of shares cancelled: and


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    (iv)  cancel paid-up shares that are acquired by the Company on a distribution of the assets of another company under liquidation proceedings, and diminish the amount of its share capital by the amount of the shares cancelled, or, in the case of shares without nominal or par value, by the number of shares cancelled.

35. The Company may, by special resolution, alter the conditions of its memorandum of association, as follows, that is, it may:

    (a) increase its share capital by the creation of new shares of such amount, or of such number of new shares without nominal or par value, as it thinks expedient;

    (b) consolidate and divide any or all of its share capital having a par value into shares of larger amount than its existing shares;

    (c) convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination, or without nominal or par value; and

    (d) subdivide its shares having a par value, or any of them, into shares of smaller amount than its existing shares.

                             SHAREHOLDERS' MEETINGS

36. General Meetings shall be summoned by the Board at such time and place as it shall determine.

37. In the case of an Extraordinary General Meeting called in pursuance of a requisition of shareholders in accordance with The Companies Act, unless such meeting shall have been called by the Board, no business other than that stated in the requisition as the objects of the meeting shall be transacted thereat.

38. Where it is proposed to pass a special resolution at a General Meeting, such notice as is required to be given by The Companies Act, and in all other cases, at least seven days notice specifying the place, the day and hour of a General Meeting and, in the case of special business, the general nature of such business, shall be given to the Shareholders entitled to vote at such meeting in the manner hereinafter mentioned.


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39.  The accidental omission to give notice to any such Shareholder, or the non-receipt by any such Shareholder of such notice shall not invalidate the proceedings at any General Meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

40. At any General Meeting, if all the Shareholders entitled to vote thereat are present, either in person or by proxy, they may waive the necessity of the giving of any previous notice of such meeting and an entry in the minutes of such meeting of such waiver shall be sufficient evidence of the due convening of the meeting.

41. The business of an Annual General Meeting shall be to receive and consider the financial statement prepared in accordance with The Companies Act, the report of the auditor to the Shareholders and the report of the Board to the Shareholders, the election of the Board and the appointment of an auditor or auditors and to transact any other business which under these Articles and The Companies Act ought to be transacted at an Annual General Meeting. Remuneration of an auditor or auditors shall be fixed by the Board.

42. For all purposes but subject to Article 43, the quorum for a General Meeting shall be Two (2) persons personally present, being members or representatives of corporate members, and holding or representing not less than one-twentieth part of the issued capital of the Company entitled to vote. No business shall be transacted at a General Meeting unless the requisite quorum shall be present at the commencement of the business.

43. If fifteen (15) minutes after the time appointed for the holding of a General Meeting a quorum be not present. the meeting, if convened upon a requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum be not present, those Shareholders who are present and entitled to vote thereat shall be deemed to be a quorum, and may transact all business which a full quorum might have done.


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44.  The President of the Company shall preside as chairman at every General
Meeting and in his absence a Vice President, and if none of these be present, or if at any meeting, they be not present within fifteen (15) minutes after the time appointed for holding the meeting, the Shareholders present and entitled to vote thereat shall choose one of the Board present to be chairman, or if no member of the Board shall be present and willing to take the chair, the Shareholders present in person or represented by proxy and entitled to vote thereat shall choose one of their number to be chairman.

45. The chairman may adjourn the General Meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

46. At every General Meeting every question shall be decided in the first instance by a show of hands, unless before or upon the declaration of the result of the show of hands, a poll be demanded by at least two (2) Shareholders present in person or represented by proxy and entitled to vote, or as may in special instances be required by The Companies Act. A declaration by the chairman that a resolution has been carried or carried by a particular majority, or lost, shall be conclusive and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

47. If a poll be demanded in the manner above mentioned, it shall be taken at such time and place and in such manner as the chairman may direct. and the result of such poll shall be deemed to be the resolution of the General Meeting at which the poll was demanded.

48. In the case of an equality of votes at any General Meeting, whether upon a show of hands or on a poll, the chairman shall be entitled to a second or casting vote. In case of any dispute as to the admission or rejection of any vote, the chairman shall determine the same, and such determination made in good faith shall he final and conclusive. A demand for a poll may be withdrawn.

49. A poll may be demanded upon the election of a chairman, or upon a question of adjournment, and such poll shall be taken forthwith without adjournment. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.


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50.  Subject to any restrictions imposed on any, particular class of shares, whether created by the memorandum of association, these Articles, or special resolution, at every General Meeting:

    (a) upon a show of hands, every Shareholder present in person and entitled to vote shall, save as to the casting vote of the chairman, have one (1) vote only;

    (b) upon a poll, every Shareholder present in person or by proxy and entitled to vote shall, save as to the casting vote of the chairman, have one (1) vote for every share held by him;

    (c) where a corporation, being a Shareholder entitled to vote, is present by proxy, or by a person duly appointed, such proxy or person shall, in addition to voting on a poll, be entitled to vote for such corporation upon a show of hands.

51. If any Shareholder entitled to vote be a mental incompetent, he may vote by his legal representative who may vote either personally or by proxy.

52. Notwithstanding the provisions of Article 33, any person, entitled under the transmission clauses of these Articles to a transfer of any share or shares, may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such share or shares, provided that, forty-eight
(48) hours at least before the time for holding the meeting at which he proposes to vote, he shall satisfy the Board of his rights to a transfer of such share or shares, or the Board shall have previously admitted such right to vote at such meeting in respect thereof.

53. Notwithstanding anything to the contrary in these Articles, a resolution assented to and adopted in writing under the hands of all the Shareholders entitled to vote thereon, though not passed at a General Meeting, shall be of the same force and effect as if it had been duly passed at a General Meeting duly convened, and no previous notice, or convening of any General Meeting for the purpose of passing such resolution, shall in such case be deemed to have been necessary whether the business transacted thereat is special or not, and a Shareholder may signify his assent to such resolution in writing under his hand or by telegram or cable.


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                                BORROWING POWERS

54. The Board. from time to time at its discretion. may raise or borrow money for the purpose of the Company's business and may secure the repayment of the same by mortgage or charge upon the undertaking and the whole or any part of the assets and property of the Company (present and future) including its unissued capital. and may issue bonds, debentures or debenture stock payable to bearer or otherwise, give and grant securities under the Bank Act and generally raise or borrow money for the purposes of the Company, secured or charged upon the whole or any part of the assets and properties of the Company, or otherwise as may be advisable or necessary in the interests thereof.

55. Any bonds, debentures, debenture stock or other securities, issued or to be issued by the Company, shall be under the control of the Board, which may issue them assignable free from any equities between the Company and the person to whom the same may be issued and/or upon such other terms end conditions and in such manner and for such consideration as the Board shall consider to be for the benefit of the Company.

56. Any bonds, debentures, debenture stock or other securities may be issued at a discount, premium, or otherwise and with any special privileges as to redemption, surrender, conversion or otherwise.

57. If the Board. or any member or members thereof, or any other person, shall become personally liable for the payment of any sum primarily due from the Company, under circumstances entitling the Board, the member or members thereof or other person so becoming liable to be indemnified by the Company, the Board may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of Indemnity to secure the Board or any such member or members thereof or person so becoming liable as aforesaid, from any loss in respect of such liability.


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                                    DIRECTORS

58.  The affairs of the Company shall be managed by a board of not lees than Two
(2) nor more than Seven (7) directors and, in the event of the number of directors being less than the minimum aforesaid, they shall do no act other than to appoint a director or directors, or to call a General Meeting of the Company, until the number of directors has been made up to the said minimum. The maximum and minimum number of directors, aforesaid, shall be altered only in compliance with the provisions of The Companies Act. The first permanent directors shall be appointed by a majority of the subscribers to the memorandum of association of the Company and, until their appointment, the subscribers to the memorandum of association shall be the directors of the Company.

59. No director shall be required to hold a share in the Company as a qualification for his office.

60. The Board shall have power to appoint any other person or persons to be a director or directors as an addition or additions to the Board, either to fill a casual vacancy occurring in, or as an addition to, the Board, but so that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed; any directors so appointed shall hold office until the next following Annual General Meeting of the Company, and then shall be eligible for re-election.

61. The Company, from time to time in General Meeting, may fix the number of directors within the limits hereinbefore provided and further from time to time the Company in Annual Meeting may increase or decrease the number of directors previously fixed within the limits hereinbefore provided.

62. The Company, in General Meeting by special resolution, may remove any director, before the expiration of his period of office, and by ordinary resolution, may appoint another person in his stead. The person so appointed shall hold office during such time only as the director in whose place he is appointed would hove held the same if he had not been removed.

63. At the Annual General Meeting in every year, subject to Article 65, all of the Directors of the Company for the time being shall retire from office.

64.  A retiring director shall he eligible for re-election.


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65.  At any General Meeting at which any election of directors ought to take place, if such election does not take place, the retiring directors shall continue in office until directors have been elected at a subsequent General Meeting or until the Annual General Meeting in the next year, and so on from time to time until such election takes place or the successors of the retiring directors are elected or appointed.

                            REMUNERATION OF DIRECTORS

66. The directors shall be paid out of the funds of the Company, by way of remuneration for their services as directors, such sums as the directors may determine.

67. If any of the directors shall be called upon to perform extra service or to make any special exertions in going abroad or residing abroad for any of the purposes of the Company or the business thereof, the Company shall remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise as may be determined, and such remuneration may be either in addition to or in substitution for his or their remuneration otherwise provided.

                               POWERS OF DIRECTORS

68. The business of the Company shall be managed by the Board, which may pay all such expenses of and preliminary and incidental to the promotion, incorporation, establishment and registration of the Company as it thinks fit, or of any company formed by or at the instance of the Company, and the issue of capital, debentures and bonds, or other securities of the Company, or any other such company, as aforesaid. including brokerage and commission for obtaining or guaranteeing applications for, or placing, shares, debentures or securities, and the Board may exercise all such powers of the Company, and do, on behalf of the Company, all such acts as may be exercised and done by the Company and as are not by The Companies Act or these Articles required to be exercised or done by the Company in General Meeting.


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                          DISQUALIFICATION OF DIRECTORS

69.  The office of a director shall be ipso facto vacated

     (a) if he becomes insolvent or suspends payment or compounds with his creditors,

     (b) If he becomes of unsound mind or he found mentally incompetent or a lunatic;

     (c)  if he be convicted of an indictable offence;

     (d) if by notice in writing he resigns his office but any act done in good faith by a director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act. written notice has been served upon the Board, or an entry has been made in the directors' minute book, stating that such director has ceased to be a director of the Company.

70. No director shall be disqualified by reason of his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any, contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be avoided; nor shall any director, so contracting or being interested, be liable to account to the Company for any profit realized from any such contract or arrangement by reason of such director holding that office or the fiduciary relation thereby created; but the nature of the director's interest must be disclosed by him at the meeting of the Board at which the contract or arrangement is first taken into consideration if his interest then exists or, in any other case, at the first meeting of the Board after the acquisition of his interest. If a director becomes interested in a contract or arrangement after it is made or entered into, the disclosure of his interest shall be made at the first meeting of the Board held after he becomes so interested. Subject to the foregoing a director shall be entitled to vote in respect of any contract or arrangement in which he is so interested.

71. A general notice that a director is a member of any specified partnership, company or corporation and is to be regarded as interested in any subsequent transaction with such partnership, company or corporation, shall be sufficient disclosure under the next preceding Article and, after such notice, it shall be necessary to give any further notice relating to any particular transaction with such partnership, company or corporation.


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72.  A director of the Company may be or become a shareholder or a director of any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise, and no such director shall be accountable to the Company for any benefits received as shareholder or director of such other company.

73. Any director may hold any other office, whether of profit or otherwise, in the Company in conjunction with his office as director, and on such terms as to remuneration or otherwise as the Board may arrange, and any director may act for himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director. A director of the Company may accept office as a director of any company promoted by or in which the Company is interested, and may subscribe for, guarantee the subscription of, or otherwise acquire, shares in any such company and shall be in no wise accountable for any profits, dividends or benefits so obtained.

                            PROCEEDINGS OF DIRECTORS

74. The Board may meet together for the dispatch of business, adjourn and otherwise regulate its meetings as it shall think fit. For the transaction of business, Two (2) directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes; in the case of an equality of votes, the chairman of the meeting shall have a second or casting vote in addition to his ordinary vote.

75. A meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board.

76. Meetings of the Board may be summoned by the Secretary or an Assistant Secretary at the request of the President. the Chairman of the Board, a Vice-President or a director. A meeting of the Board may be held at any time the Board may deem necessary and expedient and may be summoned on twenty four (24) hours notice, verbally or in writing, and whether by means of telephone or telegraph or any other means of communication.

77. Notwithstanding anything to the contrary in these Articles contained, for the first meeting of the Board, held immediately after the election of directors at a General Meeting. no formal notice of such meeting of the Board shall be necessary provided that a quorum of directors be present.

78. Meetings of the Board shall be held at the Registered Office or, with the consent of a majority of the Board, at any other place. The Chairman of the Board, or, failing him, the President, or, failing him, a member of the Board selected by a majority of the members present at any meeting, shall preside.

79. A resolution signed by all the members of the Board, as such, shall be as valid and effectual as if it had been passed at a meeting of the Board, duly called and constituted, and shall be entered in the minute book of the Company accordingly, and shall be held to relate back to any date therein stated to be the date thereof.

                               EXECUTIVE COMMITTEE

80. Whenever the number of directors constituting the Board shall consist of more than six (6), the Board may appoint not less than three (3) of their number to constitute an Executive Committee of whom a majority shall constitute a quorum and who may meet at stated times or on notice to all or any of their own
number         members of such Committee shall consult with and aid the officers
       -------
in all matters concerning the Company's affairs and in the management of its business and generally perform such duties and exercise such powers as may be directed or delegated to such committee by the Board, from time to time. The Board may delegate to such committee authority to exercise, while the Board is not in session, such of its powers as the Board may designate and, unless otherwise determined by the Board, questions arising at any meeting of the Executive Committee shall be decided by a majority, of votes.

81. The Executive Committee may act by the written consent of a quorum thereof, although not formally convened.

82. The Executive Committee shall keep minutes of its proceedings and report the same to the Board at the next meeting thereof.

                               OFFICERS AND DUTIES

83. The officers of the Company shall consist of a President, a Secretary and a Treasurer or a Secretary-Treasurer and such other officers including, without limitation, a Vice-President or Vice-Presidents, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary- Treasurer, as the Board, from time to time, may appoint. Any one person may fill more than one of the said offices. The persons ho1ding such offices, in addition to performing any duties assigned to them by the Board, shall have such powers as are usually incidental to such offices and, in particular, the powers hereinafter assigned to them by these Articles.

84. Each of the Chairman of the Board, if any, and the President shall be elected by the Board from amongst its members and shall hold office, as such, during the period of his tenure of office as a director or such shorter period as the Board may determine. Other officers shall be appointed by the Board and shall hold office during the pleasure of the Board.

85. The Board may appoint a temporary substitute for any of the officers appointed by the Board, and, for the purposes of these Articles, each such substitute shall be deemed to be the officer whose position he occupies. The Board shall have the power to fix the salaries and emoluments of all of the officers of the Company.

86. The Chairman of the Board, if any, shall preside over all meetings of the directors at which he shall be present.

87. The President shall be the chief executive officer of the Company and shall exercise supervision and control, subject to the direction of the Board, over the business and affairs of the Company and its officers, agents and employees.

88. The Vice-President, or, if more than one, the Vice-Presidents in order of seniority of their appointments, shall be vested with all powers and shall perform all the duties of the President in the event of the absence, unavailability, disability or refusal of the President to act, or upon or under the direction of the President. The Vice-President or, If more than one, the Vice- Presidents in order of seniority of appointment, shall also have such other powers and duties, if any, as may from time to time be assigned to them by the Board.

89. The Secretary shall issue or cause to be issued notices of all meetings of the Board and Shareholders when directed so to do; keep minutes of all meetings of the Board and Shareholders; have charge of the minute books of the Company; sign with the President or other signing officer or officers of the Company such instruments as require his signature and perform such other duties as the terms of his engagement call for or the Board may, from time to time, properly require of him.

90. The Treasurer shall have the care and custody of all of the funds and securities of the Company and shall deposit the same, in the name of the Company, in such bank or banks or with such depositary or depositaries as the Board may prescribe. He shall at all reasonable times exhibit his books, records and accounts to any director of the Company, upon his application, at the office of the Company during business hours. He shall sign or countersign such instruments as require his signature and shall perform all the duties incident to his office or as are properly required of him by the Board.

91. In the absence of or under the direction of the Secretary, the Treasurer or the Secretary-Treasurer, each of the Assistant Secretary, the Assistant Treasurer or the Assistant Secretary-Treasurer shall be empowered to act in the performance of the duties of the officer to whom he acts as assistant.

                                MANAGING DIRECTOR

92. The Board may, from time to time, appoint from among its number a Managing Director of the Company. and may fix his remuneration, either by way of salary or commission or by conferring a right to participation in the profits of the Company, or by a combination of two or more of these modes.

93. Every Managing Director shall be liable to be dismissed or removed by the Board and another person may be appointed in his place. The Board may, however, enter into any agreement with any person who is or is about to become a Managing Director with regard to the length and terms of his employment, but so that the remedy of any such person for any breach of such agreement shall be in damages only, so that he shall have no right or claim to continue in such office contrary to the will of the Board, as aforesaid, and so that if he ceases to hold the office of Director for any cause, he shall ipso facto and immediately cease to be a Managing Director.

94. The Board may, from time to time, entrust to and delegate to and confer upon, the Managing Director such powers (including power to subdelegate) as it thinks fit, but the exercise of all the powers by the Managing Director shall be subject to all such regulations and restrictions as the Board may from time to time make and impose and the said powers may at any time be withdrawn, revoked or varied.

                                      SEAL

95. The Company shall have a corporate seal of such design as may be approved by the Board. The Seal shall be affixed to all documents requiring execution under the corporate seal of the Company by the President and Secretary or by such party or parties as may be authorized, from time to time, by the Board. The Seal shall be kept in charge of the Secretary or other person appointed by the Board.

                                 FACSIMILE SEAL

96. If the Company's objects require or comprise the transaction of business outside of Alberta, the Company may have and use in any other province, state or country an official seal which shall be a facsimile of the corporate seal of the Company, with the addition on its face of the name of the province, state, or country where it is to be used, and may by writing under its corporate teal authorize any person appointed for the purpose in any province, state or country outside of Alberta to affix the same to any deed or other document to which the Company is a party in that province, state or country.

                                     MINUTES

97. The Board shall cause minutes to be made to books provided for that purpose:-

    (a)   of all appointments of officers made by the Board;

    (b) of the names of the directors present at each meeting of the Board and of any committee of directors;

    (c) of all resolutions and proceedings of all General Meetings and meetings of the Board and of the executive committee;

and any such minutes, as aforesaid, if purporting to be signed by the chairman of the meeting at which such appointments were made, or such directors were present, or such resolutions were passed or proceedings had (as the case may be) or by the chairman of the next succeeding General Meeting or meeting of the Board or executive committee (as the case may be) shall be sufficient evidence without any further proof of the facts therein stated.

                        INSPECTION OF BOOKS AND ACCOUNTS

98. No Shareholder, not being a director, has any right of Inspecting any account or book or document of the Company except as conferred by law or authorized by the Board which may determine from time to time to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, are to be opened to the Inspection of Shareholders not being directors.

                                    DIVIDENDS

99. Subject to the rights of the holders of any shares entitled to any priority, preference or special privileges, the Board may, from time to time by resolution, declare dividends and pay the same out of the funds of the Company available for that purpose.

100. The resolution of the Board declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of the Company, or of any other company, or in any one or more of such ways, and, where any difficulty arises in regard to the distribution, it may settle the same as it thinks expedient, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that such payments shall be made to any Shareholders upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees upon such trust for the persons entitled to the dividends as may seem expedient to the Board.

101. The Company may transmit any dividend or bonus, payable in respect of any share, by cheque or warrant through the ordinary post to the registered address of the holder of such share (unless he shall have given written instructions to the contrary), and shall not be responsible for any loss arising therefrom.

102. No dividend shall bear interest as against the Company.

103. All dividends unclaimed for one (1) year after having been declared may be vested in or otherwise made use of by the Board for the benefit of the Company.

                                     NOTICES

104. A notice may be served by the Company on any Shareholder entitled thereto either personally or by sending it through the post in a prepaid envelope or wrapper to such Shareholder at his address appearing in the Register.

105. With respect to a Shareholder whose address does not appear in the Register a notice posted u in the Registered Office shall be deemed to have been served upon him at the expiration of twenty-four (24) hours after it is so posted up.

106. All notices with respect to any shares to which persons are jointly entitled shall be given to whomever of such persons is named first in the Register, and notices so given shall be sufficient notice to all holders of such shares.

107. Any notice sent by post shall be deemed to be served on the second business day following that upon which the letter, envelope or wrapper containing the same is posted, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and posted, postage prepaid.

108. Every Shareholder who by the operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect to such shares which, previous to his name and address being entered on the Register, shall gave been duly given to the person from whom he derived his title to such shares.

109. Any notice or document so posted up, or sent by post to, or left at the registered address of any Shareholder in pursuance of these Articles, shall notwithstanding such Shareholder be then deceased, be deemed to have been fully served in respect of any shares, whether held solely or jointly with other persons by such Shareholder, until some other person be registered in his stead as the holder or joint holder thereof, and such service of such notice or document shall be a sufficient service on his personal representatives, and on all persons, if any, jointly interested with him in such shares.

110. The signature to any notice to be given by the Company may be lithographed, written, printed or otherwise mechanically reproduced.

111. When a given number of days notice, or notice extending over any other period is required to be given, the day of service shall, and the day upon which notice expires shall not, be included in such number of days or other period.

112. Notwithstanding anything to the contrary in these Articles contained, any Shareholder or director entitled to receive notice may by instrument in writing signed by such Shareholder or director waive any such notice on such terms and conditions, if any, as such Shareholder or director may deem fit.

                       INDEMNITY OF DIRECTORS AND OFFICERS

113. Every director and officer of the Company and his personal representatives and estate and effects, respectively, shall, from time to time and at all times, be indemnified and saved harmless out of the funds of the Company from and against all costs, charges, losses and expenses whatsoever which such director or officer may incur, or become liable for, by reason of any contract entered into or art or thing whatsoever made, done or permitted by him, as such director or officer, or in any way in the discharge of his duties, excepting such costs, charges, losses and expenses as are occasioned by his own dishonesty, willful neglect or willful default by reason of his having served as such director or officer.

                      PROTECTION OF DIRECTORS AND OFFICERS

114. No director or officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any of the moneys, securities or effects of the Company shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part. or for any other loss. damage or misfortune whatsoever which shall happen to the execution of the duties of his office or in relation thereto unless the same shall happen through his own dishonesty, willful neglect or willful default.

                                 PRIVATE COMPANY

115. Notwithstanding anything to the contrary, either expressly or impliedly, contained in these Articles, the Company shall be a "private company" within the meaning of The Companies Act and the following provisions shall have effect and be applicable thereto, namely:

    (a) the number of Shareholders for the time being of the Company shall be limited to fifty (50) or less. (exclusive of persons who are in the employment of the Company and persons, who having been formerly in the employment of the Company were, while in such employment and have continued after the termination of such employment, to be Shareholders of the Company), provided that where two (2) or more persons hold one or more shares in the Company jointly they shall, for the purpose of this Article, be treated as a single Shareholder;

    (b) no invitation shall be made to the public to subscribe for any shares or debentures of the Company;

    (c) the right of Shareholders to transfer or dispose of their shares shall be subject to the following restrictions:

          (i) A share or shares may be transferred by a Shareholder or other person entitled to transfer the same to any Shareholder selected by the transferor;

          (ii) a share may be transferred by a Shareholder, or by any other person entitled to transfer the same, to any person who is not s shareholder, if such transfer be approved by the Board;

-------------------------------------------------------------------------------

NAME OF SUBSCRIBER                ADDRESS                     DESCRIPTION

-------------------------------------------------------------------------------

                                  3200, 400 - 4 Ave. S.W.
/s/  David H. McDermid            Calgary, Alberta            Solicitor
----------------------------      T2P OX9
David H. McDermid

                                  3200, 400 - 4 Ave. S.W.
/s/  Diane Robinson               Calgary, Alberta            Secretary
----------------------------      T2P OX9
Dianne Robinson

-------------------------------------------------------------------------------

                           DATED  this  16th day of March 1981.

                                        WITNESS TO THE ABOVE SIGNATURES:


                                        /s/  Name Illegible
                                        ----------------------------------------
                                                       Name
                                             3200,  400 - 4th Avenue S.W.
                                             Calgary, Alberta  T2P OX9
                                        ----------------------------------------
                                                      Address

                                             Secretary
                                        ----------------------------------------
                                                       Description